UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VTV THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	47-3916571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4170 Mendenhall Oaks Pkwy High Point, NC (336) 841-0300	27265
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Class A common stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-204951

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of Class A common stock, par value $0.01 per share, of vTv Therapeutics Inc. (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-204951) under the Securities Act of 1933, as filed with the Securities and Exchange Commission on June 15, 2015, and as amended on June 19, 2015, July 1, 2015, July 13, 2015, July 20, 2015, July 23, 2015 and July 24, 2015 (the “S-1 Registration Statement”). Such information also will appear in the Registrant’s prospectus that forms a part of the S-1 Registration Statement, and such prospectus is incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 30, 2015

VTV THERAPEUTICS INC.

By:	/s/ Rudy C. Howard
	Name:	Rudy C. Howard
	Title:	Chief Financial Officer